SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 30, 2003

(Date of earliest event reported)

Commission File No. 333-102219

Banc of America Funding Corporation

Delaware	56-1930085
(State of Incorporation)	(I.R.S. Employer Identification No.)

214 North Tryon Street, Charlotte, North Carolina	28255
Address of principal executive offices	(Zip Code)

(704) 386-2400

Registrant’s Telephone Number, including area code

100 North Tryon Street

(Former name, former address and former fiscal year, if changed since last report)

ITEM 5.	Other Events

Attached as an exhibit are the Computational Materials (as defined in the no-action letter dated May 21, 1994 issued by the Securities and Exchange Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation (the “Kidder Letter”)) prepared by Banc of America Securities LLC, which are hereby filed pursuant to such letter.

ITEM 7.	Financial Statements and Exhibits

(c)	Exhibits

Item 601(a) of Regulation S-K

Exhibit No.	Description

(99)	Computational Materials prepared by Banc of America Securities LLC in connection with Banc of America Funding 2003-3 Trust Mortgage Pass-Through Certificates, Series 2003-3

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF AMERICA FUNDING CORPORATION

September 30, 2003	By:	/s/ MICHAEL P. SCHOFFELEN

Michael P. Schofflelen Senior Vice President

INDEX TO EXHIBITS

Exhibit No.	Description	Paper (P) or Electronic (E)
(99)	Computational Materials prepared by Banc of America Securities LLC in connection with Banc of America Funding 2003-3 Trust Mortgage Pass-Through Certificates, Series 2003-3	P